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                                                                   Exhibit 10.58

                    [COLUMBIA TRISTAR HOME VIDEO LETTERHEAD]


10/30/98


Don Gold
Harvey Entertainment
1999 Avenue of the Stars
Suite 2050
Los Angeles, CA 90067
Fax #: 310-789-0046

Re: Baby Huey's Great Easter Adventure

Dear Don:

The following shall set forth the terms by which Columbia TriStar Home Video, Inc. ("CTHV") has agreed to acquire video distribution rights from Harvey Entertainment, Inc. ("Licensor") to the program currently entitled "Baby Huey's Great Easter Adventure."

1. Program: A feature length motion picture entitled "Baby Huey's Great Easter Adventure" (the "Program"). The Program shall be no less than eighty-five (85) minutes in length and shall have an MPAA rating no more restrictive than "PG."

2. Rights Granted: Licensor hereby grants to CTHV the sole and exclusive videogram distribution rights ("Videogram Rights"), in all language versions, to the Program in the Territory throughout the Term ("Rights Granted"). Videogram Rights shall be defined as the sole and exclusive right to manufacture, advertise, promote and distribute on a sale, lease or rental basis on its own or through licensees, videocassettes, cartridges, phonograms, tapes, videodiscs, laserdiscs, digital videodiscs ("DVDs"), 8mm recordings (in whatever form), or any other visual or optical recording (including, but not limited to, DVD-ROM, CD-I and CD ROM that display the Program in a linear format as a continuous Program) now known or hereafter discovered containing all language versions of the Program for home use by consumers and the right to exploit the Program by means of "Video-On-Demand" ("Videograms"). "Video-On-Demand" shall mean the transmission of a selected video program from a central video library via a television system where reception of said video program at a viewing time selected by the viewer is available only upon payment of a charge therefor, which charge is in addition to any

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its own expense, but not more than once annually, audit the applicable records to verify earnings statements rendered hereunder. Any such audit shall be conducted within eighteen (18) months from and after the date of mailing of such statement.

Licensor agrees to enter into a long form agreement with CTHV containing CTHV's standard terms and conditions. Until such long form agreement is executed, this document shall serve as a binding agreement between the parties. If the foregoing is your understanding of our agreement, kindly so indicate by signing in the space provided below.

Best regards,


/s/ MITCH SINGER
----------------------------
Mitch Singer

AGREED TO AND ACCEPTED:

HARVEY ENTERTAINMENT, INC.

By: LEONARD BREIJO
   -------------------------

Title: Vice President
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